Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 11, 2010, in the Registration Statement on Form S-11 and related Prospectus of Clearview Hotel Trust, Inc. dated May 11, 2010.

/s/ Ernst & Young LLP

Irvine, California

May 11, 2010